SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K / A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Amended Report: July 18, 2000


                           INNOVATIVE MEDICAL SERVICES
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             (Exact name of registrant as specified in its charter)

                       California                   33-0530289
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               (State or other jurisdiction      (I.R.S. Employer
             of incorporation or organization)    Identification No.)

                 1725 Gillespie Way, El Cajon, California 92020
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               (Address of principal executive offices)(Zip Code)

                                 (619) 596 8600
                                -----------------
              (Registrant's telephone number, including area code)






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Item 4. Change in Registrant's Certifying Accountant

Effective June 6, 2000, Steven Holland, CPA, the Registrant's independent accountant, for the fiscal years ended July 31, 1998, 1997 and 1996 declined to stand for re-election as auditor. Also effective on June 6, 2000 the Registrant's Board of Directors approved the engagement of Miller and McCollum, Certified Public Accountants as its new auditors. No consultation regarding accounting policy or procedures with new auditors occurred prior to their engagement.


Steven Holland, CPA's report for the fiscal years ended July 31, 1998, 1997 and 1996 did not contained an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Nor has there been any disagreement with Steven Holland, CPA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or reportable events during the Registrant's two most recent fiscal years and the subsequent interim period through June 6, 2000 which if not resolved to the satisfaction of Steven Holland, CPA would have caused them to make reference thereto in their report on the financial statements for such period. Mr. Holland did not perform any services for the Registrant subsequent October 25, 1999, the date of his most recent audit report.


The Registrant has provided Steven Holland, CPA with a copy of the disclosure contained herein and has requested that Steven Holland, CPA provide the Registrant with a letter addressed to the U.S. Securities and Exchange Commission stating whether or they agree with the disclosure. Steven Holland, CPA has provided such a letter, which is attached hereto as an Exhibit to this Current Report on Form 8-K.





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Item 7.   Financial Statements and Exhibits.

     (C) Exhibits:

         16.1 Letter re Change in Certifying  Accountant dated July 18, 2000.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

INNOVATIVE MEDICAL SERVICES
(Registrant)

By /s/  Michael L. Krall
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        Michael L. Krall,   President
        July 18, 2000

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